                     CONSULTING AGREEMENT

THIS AGREEMENT, dated as of November 14, 1997 (the "Agreement") is by and between Pacific Pharmaceuticals, Inc., a Delaware corporation having its principal office at 6730 Mesa Ridge Road, Suite A, San Diego, CA 92121 (the "Company") and Frank Barnes, an individual residing at 809 West 57th Street, Kansas City, MO 64113 ("Consultant").

WHEREAS the Company desires that it be able to call upon the experience and knowledge of Consultant for consultation services and advice;

WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1. TERM OF AGREEMENT. Commencing on the date hereof, Consultant shall be retained by the Company for an initial period of one year, which period may be renewable upon mutual written agreement of the parties. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term."

2.  POSITION AND RESPONSIBILITIES.

    (a) Consultant hereby agrees to serve as a consultant to the Company and to render such advice and services to the Company as may be reasonably required by the Company including, without limitation, to identify and facilitate the formation of business relationships between the Company and one or more qualified Japanese companies or multi-national companies based in Japan ("Japanese Company"). During the Consulting Term, Consultant shall report directly to the President and Chief Executive Officer of the Company. The nature of the business relationship may be one or more of the following:

        (i) License agreement with Japanese Company for Company's products in Japan or

       (ii)  other territories.

      (iii)  R & D collaboration with Japanese Company.

       (iv)  Joint venture with Japanese Company.

3.  COMPENSATION.  Compensation shall be on the following basis:

    (a) PER DIEM FEES: The Company agrees to pay Consultant a fee of $1,500 per day for services performed. The compensation shall be paid as follows:
$500 per day in cash; and $1,000 per day in stock of Pacific Pharmaceuticals common stock. Common stock-based compensation shall be paid at the fair market value of the Company's common stock on the date of the invoice submitted by Consultant to the Company for services rendered.


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  (b) SUCCESS FEES:  In addition to the per diem fees described above,
Consultant shall be entitled to compensation in the event that a Japanese Company introduced by Consultant executes an agreement with the Company as described in Section 2(a). Success Fees shall be calculated on funds received by the Company under a contractual agreement for research and development fees, milestone payments, licensing fees and equity investments. No compensation shall be paid to Consultant for product purchases or royalty payments on products produced by the Company. Success Fees shall be calculated as 5% of funds received by the Company up to $1,000,000; plus 4% on funds between $1,000,000 and $2,000,000; plus 3% on funds between $2,000,000 and $3,000,000; plus 2%
on funds between $3,000,000 and $4,000,000; plus 1% on funds over $4,000,000 up to a maximum of $25,000,000. The maximum amount of Success Fees the Consultant can earn is $350,000. Success Fees will be paid in cash within 30 days after the funds are received by the Company. Consultant will be entitled to Success Fees on all collaborations with a Japanese Company entered into by Pacific Pharmaceuticals, Inc. consummated during the twelve (12) months following termination of this Agreement, but only if contact with the Japanese Company was made prior to the termination of this Agreement and the initial introduction to Pacific Pharmaceuticals was brought about by Consultant.

  (c) In the event that the Company consummates an agreement with a non-Japanese Company that includes Japan within its territories, the Company will compensate the Consultant based on a flat 0.5% of the funds received up to a maximum amount paid to the Consultant of $100,000, provided that:

       (i) The Company has entered into a serious discussion whereby the Japanese Company requests a term sheet relative to a potential license agreement; and

      (ii)  This Agreement has not been terminated.

4. EXPENSES. Consultant shall be reimbursed in accordance with the policies of the Company for necessary and reasonable business expenses incurred by Consultant in connection with performance of his duties hereunder. Consultant shall be entitled to travel business class on trips to Japan.

5. TERMINATION. This Agreement and Consultant's retention hereunder may be terminated prior to the end of the Consulting Term for any reason upon 30 day's written notice by either party.

6. CONFIDENTIALITY. Consultant recognizes and acknowledges that in the course of Consultant's duties, Consultant may receive confidential or proprietary information owned by the Company, or other third parties with whom the Company has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to keep confidential and not disclose or use (except in connection with the fulfillment of the Consultant's consulting duties to the Company under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of, the Company unless such information is required to be disclosed by legal, administrative or judicial process. "Confidential Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information or data, business plans, trade secrets, or other confidential information relating to customers, development


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


programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company. "Confidential Information" shall not include, however, information in the public domain, information disclosed to Consultant by a third party entitled to disclose it without any obligation of confidentiality, or information already known to Consultant prior to its receipt provided Consultant can evidence such prior knowledge by written documentation.

7. OWNERSHIP OF INVENTIONS. In consideration for the compensation paid to Consultant by the Company, Consultant hereby assigns to the Company all Consultant's right, title and interest in all inventions that arise from the Consultant's consulting activities for the Company hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of the Company, which cooperation shall include executing any necessary documents in connection therewith.

8. SPECIFIC PERFORMANCE. Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 through 7 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law or equity, the Company, without posting any bond, shall be entitled to obtain any form of equitable relief which may be available to it.

9. REPRESENTATION OF CONSULTANT; USE OF NAME. Consultant represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein.

10. CONSULTANT NOT AN EMPLOYEE. The Company and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Company. Consultant agrees that he will file Consultant's own tax returns on the basis of Consultant's status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Company and shall not be entitled to participate in any other employer benefit programs, except as is set forth in a separate Subscription Agreement between the parties hereto. As an independent contractor, Consultant acknowledges, understands and agrees that Consultant is not, and shall not represent to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically herein set forth.



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

11.  MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

     (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the retention of Consultant by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or of any other term of this Agreement.

     (d) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (e) SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

     (f) COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         Consultant:


                         -------------------------------------------------------
                         Frank Barnes                           Date:

                         Company:

                         PACIFIC PHARMACEUTICALS, INC.


                         -------------------------------------------------------
                         By: H. Laurence Shaw, M.D.           Date:
                         Its: Chairman, President & CEO



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